                                                                  Exhibit 14



Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 17 to the 1933 Act Registration Statement (Form N-6 No. 333-155333) and Amendment No. 114 to the 1940 Act Registration Statement (Form N-6 No. 811-08559) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) April 2, 2013, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 2, 2013, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 2, 2013